UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2006
SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact Name of Registrant as Specified in Charter)
Cayman Islands
(State or Other Jurisdiction of Incorporation)

000-517711 (Commission File Number)	20-2509518 (IRS Employer Identification No.)

4211 Starboard Drive Fremont, CA (Address of Principal Executive Offices)	94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 623-1231
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On February 8, 2006, SMART Modular Technologies (WWH), Inc. (“SMART”) provided notice of redemption to holders of its senior secured floating rate notes, due April 1, 2012 (the “Notes”). SMART will use a portion of the net proceeds of its initial public offering to redeem $43.75 million principal amount of the Notes. Such redemption is permitted by the indenture governing the Notes.

SIGNATURES
     The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.
Date: February 9, 2006	By:	/s/ Jack A. Pacheco
		Name:	Jack A. Pacheco
		Title:	Vice President & Chief Financial Officer